Exhibit 99.2

Press Release

Gulfport Energy Corporation Reports 305% Increase in Total Proved Reserves to 933.6 Bcfe

OKLAHOMA CITY (February 25, 2015) Gulfport Energy Corporation (NASDAQ: GPOR) (“Gulfport” or the “Company”) today reported year-end 2014 proved reserves of 933.6 Bcfe, an increase of 305% over year-end 2013. Key highlights include:

•	Year-end 2014 total proved reserves of 933.6 Bcfe, as compared to 230.6 Bcfe in 2013, an increase of 305% year-over-year.

•	Year-end 2014 total proved developed reserves of 453.8 Bcfe, as compared to 149.4 Bcfe in 2013, an increase of 204% year-over-year.

•	Proved reserves by volume were 77% natural gas and 23% oil and natural gas liquids.

•	Increased proved PV-10 value to $1.8 billion at December 31, 2014.

“I am extremely pleased with our reserve growth during 2014. We increased total proved reserves 305% year-over-year and these outstanding results speak to the quality of the assets we have in our portfolio. With our existing acreage position in the core of the Utica Shale, Gulfport is well positioned to continue to achieve strong reserve growth for years to come,” said Michael G. Moore, Chief Executive Officer and President.

Year-End 2014 Reserves

Gulfport reported year-end 2014 total proved reserves of 933.6 Bcfe, consisting of 719.0 Bcf of natural gas, 9.5 MMBbl of oil, and 26.3 MMBbl of natural gas liquids. Gulfport’s year-end total proved reserves increased 305% over year-end 2013. The table below provides information regarding the components driving the 2014 reserve increase:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2014 PROVED RESERVE RECONCILIATION

(Unaudited)

Gas Equivalent BCFE

Proved Reserve balance at December 31, 2013	230.6
Purchases in oil and gas reserves in place	12.0
Extensions and discoveries	794.6
Revisions of prior reserve estimates	(15.8)
Current production	(87.7)

Proved Reserve balance at December 31, 2014	933.6

Proved developed reserves increased by 204% over 2013 to approximately 453.8 Bcfe, as of December 31, 2014. At year-end 2014, approximately 49% of Gulfport’s proved reserves were classified as proved developed reserves. Proved undeveloped reserves increased by 491% over 2013 to approximately 479.8 Bcfe, as of December 31, 2014. The table below summarize the Company’s 2014 reserves:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2014 NET RESERVES

(Unaudited)

	Oil MMBBL	Natural Gas BCF	Natural Gas Liquids MMBBL	Gas Equivalent BCFE

Proved Developed Producing	3.5	344.1	12.4	439.4
Proved Developed Non-Producing	2.2	1.1	—	14.4
Proved Undeveloped	3.8	373.8	13.9	479.8

Total Proved Reserves	9.5	719.0	26.3	933.6

Probable Reserves	9.1	260.4	5.7	349.6

Total Proved and Probable Reserves	18.6	979.4	32.0	1,283.2

The following table presents Gulfport’s 2014 total proved reserves by major operating areas:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2014 NET PROVED RESERVES BY ASSET AREA

(Unaudited)

2014 BCFE

Utica	907.0
Southern Louisiana	24.9
Other	1.7

Total Proved Reserves	933.6

In accordance with Securities and Exchange Commission (“SEC”) guidelines (“SEC Case”), at year-end 2014, reserve calculations were based on the average first day of the month price for the prior 12 months. The prices utilized for Gulfport’s year-end 2014 reserve report were $94.99 per barrel of oil and $4.35 per MMBtu of natural gas, in each case as adjusted by lease for transportation fees and regional price differentials. Utilizing these prices, the present value of Gulfport’s total proved reserves discounted at 10% (referred to as “PV-10”) was $1.8 billion at December 31, 2014. The PV-10 value of our total proved and probable reserves was $2.4 billion at December 31, 2014. PV-10 is a non-GAAP measure because it excludes income tax effects. Management believes that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and sophisticated investors in evaluating oil and gas companies. PV-10 is not a measure of financial or operating performance under GAAP. PV-10 should not be considered as an alternative to the standardized measure as defined under GAAP. We have included a reconciliation of PV-10 of proved reserves to the most directly comparable GAAP measure-standardized measure of discounted future net cash flows. With respect to the pre-tax PV-10 amounts for probable reserves, there does not exist any directly comparable GAAP measure, and such amount does not purport to present the fair value of Gulfport’s probable reserves.

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2014 PV-10

(Unaudited)

SEC Case ($MM)

Proved Developed Producing	$1,154
Proved Developed Non-Producing	$82
Proved Undeveloped	$605

Total Proved Reserves	$1,841

Probable Reserves	$578

Total Proved and Probable Reserves	$2,419

The following table reconciles the standardized measure of future net cash flows to the PV-10 value of Gulfport’s proved reserves:

GULFPORT ENERGY CORPORATION

DECEMBER 31, 2014 PV-10 RECONCILIATION

(Unaudited)

SEC Case ($MM)

Standardized measure of discounted future net cash flows (1)	$1,427
Add: Present value of future income tax discounted at 10%	$414

PV-10 value	$1,841

¹	The standardized measure represents the present value of estimated future cash inflows from proved oil and natural gas reserves, less future development, abandonment, production, and income tax expenses, discounted at 10% per annum to reflect timing of uture cash flows and using the same pricing assumptions as were used to calculate PV-10. Standardized measure differs from PV-10 because standardized measure includes the effect of future income taxes.

About Gulfport

Gulfport Energy Corporation is an Oklahoma City-based independent oil and natural gas exploration and production company with its principal producing properties located in the Utica Shale of Eastern Ohio and along the Louisiana Gulf Coast. In addition, Gulfport holds a sizeable acreage position in the Alberta Oil Sands in Canada through its 25% interest in Grizzly Oil Sands ULC.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Gulfport expects or anticipates will or may occur in the future, future capital expenditures (including the amount and nature thereof), business strategy and measures to implement strategy, competitive strength, goals, expansion and growth of Gulfport’s business and operations, plans, market conditions, references to future success, reference to intentions as to future matters and other such matters are forward-looking statements. These statements are based on certain assumptions and analyses made by Gulfport in light of its experience and its perception of historical trends, current conditions and expected future developments as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with Gulfport’s expectations and predictions is subject to a number of risks and uncertainties, general economic, market, credit or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by Gulfport; competitive actions by other oil and gas companies; changes in laws or regulations; and other factors, many of which are beyond the control of Gulfport. Information concerning these and other factors can be found in the Company’s filings with the SEC, including its Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by Gulfport will be realized, or even if realized, that they will have the expected consequences to or effects on Gulfport, its business or operations. Gulfport has no intention, and disclaims any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

General Reserve Information Notes:

Prior to 2010, the SEC generally permitted oil and gas companies, in their filings, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Beginning with year-end reserves for 2009, the SEC permits the optional disclosure of probable and possible reserves that meet the SEC definitions of such terms. The SEC defines “probable reserves” as those additional reserves that are less certain to be recovered than proved reserves but which, in sum with proved reserves, are as likely as not to be recovered. The SEC defines “possible reserves” as those additional reserves that are less certain to be recovered than probable reserves.

In this press release, Gulfport provides disclosure with respect to its probable reserves as of December 31, 2014. However, it its filings with the SEC, Gulfport discloses only estimated proved reserves. Gulfport’s estimated proved reserves as of December 31, 2014 were prepared by Ryder Scott Company, L.P. (“Ryder Scott”) with respect to Gulfport’s assets in the Utica Shale in Eastern Ohio (97% of its proved reserves at December 31, 2014), by Netherland, Sewell & Associates, Inc. (“NSAI”) with respect to Gulfport’s WCBB, Hackberry and Niobrara fields (3% of its proved reserves at December 31, 2014) and by Gulfport’s personnel with respect to its overriding royalty and non-operated interests (less than 1% of its proved reserves at December 31, 2014), and comply with definitions promulgated by the SEC. Each of Ryder Scott and NSAI is an independent petroleum engineering firm. In this press release, we may use the terms “unrisked resource potential,” “unrisked resource,” “contingent resource,” or “EUR,” or other descriptions of volumes of hydrocarbons to describe volumes of resources potentially recoverable through additional drilling or recovery techniques that the SEC’s guidelines prohibit it from including in filings with the SEC. “Unrisked resource potential,” “unrisked resource,” “contingent resource,” or “EUR,” do not reflect volumes that are demonstrated as being commercially or technically recoverable. Even if commercially or technically recoverable, a significant recovery factor would be applied to these volumes to determine estimates of volumes of proved reserves. Accordingly, these estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being actually realized by the Company. The methodology for “unrisked resource potential,” “unrisked resource,” “contingent resource,” or “EUR,” may also be different than the methodology and guidelines used by the Society of Petroleum Engineers and is different from the SEC’s guidelines for estimating probable and possible reserves.

Investor & Media Contact:

Paul Heerwagen

pheerwagen@gulfportenergy.com

405-242-4888

Jessica Wills

jwills@gulfportenergy.com

405-242-4888